UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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United Industrial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED INDUSTRIAL CORPORATION

Notice of Annual Meeting of Shareholders	May 24, 2005
To the Shareholders of United Industrial Corporation:

The Annual Meeting of Shareholders of United Industrial Corporation (the “Company”) will be held at the Company’s principal executive offices located at 124 Industry Lane, Hunt Valley, Maryland 21030 on the 24th day of May, at 9:00 a.m., for the following purposes:

1.                to elect four directors to serve until the Annual Meeting of Shareholders in 2006;

2.                to consider and act upon a proposal to ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2005; and

3.                to transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 1, 2005, will be entitled to receive notice of, and vote at, this meeting and any adjournments. See the “Other Matters” section of the accompanying proxy statement as to the place where the list of shareholders may be examined.

Each shareholder is cordially invited to attend the meeting in person. Whether or not you plan to be present at the meeting, you are urged to mark, date and sign the enclosed proxy card and return it promptly. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience. The giving of this proxy will not affect your right to revoke it and to vote in person if you attend the meeting.

By Order of the Board of Directors
Jonathan A. Greenberg
Dated: April 18, 2005	Secretary

TABLE OF CONTENTS

General Information about Voting	1
Principal Shareholders	3
Security Ownership of Management	3
Proposal I: Election of Directors	4
Proposal II: Ratification of Appointment of Auditors	19
Section 16(a) Beneficial Ownership Reporting Compliance	22
Performance Graph	22
Other Matters	23

UNITED INDUSTRIAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2005

This proxy statement and the accompanying proxy card and notice of annual meeting are furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of United Industrial Corporation (the “Company”) to be used in voting at the Annual Meeting of Shareholders of the Company to be held at the Company’s principal executive offices located at 124 Industry Lane, Hunt Valley, Maryland 21030 on May 24, 2005, at 9:00 a.m. This proxy statement, the accompanying proxy card and the notice of annual meeting are first being mailed to holders of shares of our common stock on or about April 18, 2005.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

At the Annual Meeting, holders of shares of common stock of the Company will be asked to consider and vote upon:

1.                a proposal to elect four directors to serve until the Annual Meeting of Shareholders in 2006;

2.                a proposal to ratify the appointment of KPMG LLP as independent auditors of the Company for the year ending December 31, 2005; and

3.                any other business that may properly come before the meeting or any adjournment thereof.

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by the Company and its directors, officers and employees (who will receive no compensation therefor in addition to their regular salaries) by telephone, telegram, facsimile transmission and the internet or personal interview. The Company will reimburse banks and brokers who hold shares of the Company’s stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares.

Stockholders Entitled to Vote

Holders of shares of common stock of the Company of record at the close of business on April 1, 2005 will be entitled to notice of and to vote at the Annual Meeting and at all adjournments and postponements thereof. The common stock is entitled to one vote per share. The number of shares of common stock outstanding as of April 1, 2005 and entitled to vote is 12,327,151 shares. A list of the Company’s shareholders as of the record date for the Annual Meeting will be available for examination by any shareholder, for purposes germane to the Annual Meeting, during ordinary business hours, for ten days prior to the date of the Annual Meeting at the principal executive offices of the Company. The list will also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

Quorum; Required Vote; Broker Non-Votes; Abstentions

A majority of the outstanding shares of common stock must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business.

A plurality of the votes duly cast on the matter at the Annual Meeting is required for the election of directors.

Ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005, requires the affirmative vote of a majority of the votes duly cast by the holders of common stock.

Abstentions and broker non-votes will be counted as present for the purpose of determining if a quorum is present. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Broker non-votes and abstentions will not have any effect on the election of directors or the ratification of independent auditors.

Voting

If you hold shares of our common stock in your name as a holder of record, you may instruct the proxies to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares in person at the Annual Meeting. If your shares of our common stock are held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your shares voted at the Annual Meeting.

All shares represented by a properly executed proxy given prior to the Annual Meeting will be voted in the manner specified therein. Proxy cards returned without specification will be voted in accordance with the recommendations of the Board of Directors. As to any matters which may come before the meeting other than those specified in the notice of annual meeting and this proxy statement, the proxy holders named in the accompanying proxy card will be entitled to exercise discretionary authority.

Right to Revoke Proxy

Shareholders who execute proxies may revoke them at any time before they are voted through any of the following methods:

•       send written notice of revocation, prior to the Annual Meeting, to our Secretary, Mr. Jonathan A. Greenberg, at 124 Industry Lane, Hunt Valley, Maryland 21030;

•       sign, date and mail a new proxy card to our Secretary; or

•       attend the Annual Meeting and vote your shares in person.

Copies of Annual Report to Stockholders

A copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for our fiscal year ended December 31, 2004 will be mailed to shareholders entitled to vote at the Annual Meeting with these proxy materials. Our Annual Report on Form 10-K is also available without charge upon written request to: United Industrial Corporation, 124 Industry Lane, Hunt Valley, Maryland 21030, Attention: Investor Relations.

Voting Results

Automatic Data Processing, our independent tabulating agent, will count the votes and act as the Inspector of Election at the Annual Meeting. We will publish the voting results in our Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2005, which we plan to file with the SEC in August 2005.

PRINCIPAL SHAREHOLDERS

To the knowledge of the Company, no person beneficially owned more than 5% of the outstanding shares of common stock of the Company as of April 1, 2005, except as set forth in the following table:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Steel Partners II, L.P. 590 Madison Avenue 32nd Floor New York, New York 10022	1,582,050	(1)	12.8%

(1)          The information as to Steel Partners II, L.P. (“Steel”) is based upon information furnished to the Company by Steel in a Schedule 13D dated July 25, 2003.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of April 1, 2005, the number of shares of our common stock beneficially owned by each of our directors, each nominee for director, each of our executive officers, and by all of our directors and executive officers as a group. Except as otherwise indicated all shares are owned directly. In addition, except as otherwise indicated, all persons named below can be reached at 124 Industry Lane, Hunt Valley, Maryland 21030.

Name of Group	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class
Thomas A. Corcoran	15,000		*
Glen M. Kassan	15,000		*
Warren G. Lichtenstein	1,602,050	(3)	13.0%
Robert F. Mehmel	15,000		*
General Richard I. Neal (Retired)	5,000		*
Stuart F. Gray(4)	0		0%
Jonathan A. Greenberg	0		0%
James H. Perry	117,602		*
Frederick M. Strader	173,333		1.4%
Robert W. Worthing(5)	72,468		*
All directors and executive officers as a group, consisting of 10 persons	2,015,453		15.9%

*                    Less than 1%.

(1)          The information as to securities owned by directors, nominees and executive officers was furnished to the Company by such directors, nominees and executive officers and includes units in the Company’s 401(k) plan, which consist of shares of common stock and cash.

(2)          Includes shares which the following persons have the right to acquire within 60 days through the exercise of stock options: Mr. Corcoran, 15,000 shares; Mr. Kassan, 15,000 shares; Mr. Lichtenstein, 20,000 shares; Mr. Mehmel, 15,000 shares; Gen. Neal, 5,000; Mr. Perry, 102,500 shares; Mr. Strader, 153,333 shares; Mr. Worthing, 55,500 shares; and all directors and executive officers as a group, 381,333 shares. Each of Messrs. Kassan, Lichtenstein and General Neal will vest in stock options to purchase an additional 5,000 shares if they are re-elected at the Annual Meeting.  This will increase the number of shares beneficially owned by all directors and executive officers as a group by 15,000 shares to 2,030,453, or 16.0%.

(3)          All of such shares are owned by Steel (other than Mr. Lichtenstein’s stock options). Mr. Lichtenstein is the Chairman of the Board, Secretary and Managing Member of the general partner of Steel. Mr. Lichtenstein disclaims beneficial ownership of the shares owned by Steel, except to the extent of his pecuniary interest therein.

(4)          Mr. Gray commenced employment with the Company on April 11, 2005 and was elected as the Treasurer of the Company on April 14, 2005.

(5)          Former Vice President, General Counsel and Secretary of the Company.

PROPOSAL I:  ELECTION OF DIRECTORS

Four directors are to be elected at the Annual Meeting. These directors will hold office until the Annual Meeting in 2006 and until their successors are elected and qualified.

The nominees unanimously recommended by the Board of Directors of the Company are Glen M. Kassan, Warren G. Lichtenstein, General Richard I. Neal (Retired) and Frederick M. Strader, each of whom has consented to be so named in this proxy statement and to serve as a director if elected. Mr. Lichtenstein currently serves as a director and the Chairman of the Board of the Company. Both Mr. Kassan and General Neal are currently directors of the Company. Mr. Strader is the President and Chief Executive Officer of the Company.

Should the nominees become unable to serve or otherwise be unavailable for election, it is intended that the persons named in the proxy will vote for the election of such persons as the Board of Directors may recommend in the place of such nominee. The Board of Directors knows of no reason why the nominees might be unable to serve or otherwise be unavailable for election.

At the 2004 Annual Meeting of Shareholders, the shareholders of the Company approved a proposal to declassify the Company’s Board of Directors. As a result, the two directors elected at the 2004 Annual Meeting–Mr. Lichtenstein and General Neal–were elected for one-year terms that expire at the 2005 Annual Meeting. The incumbent directors of the Company at the 2004 Annual Meeting were to continue in office until the expiration of their current three-year terms. Each of the directors elected at this year’s Annual Meeting will serve for a one-year term that will expire at the 2006 Annual Meeting. At that meeting, the terms of office of each of Messrs. Corcoran and Mehmel will also expire. The full Board of Directors will be subject to annual election by the shareholders of the Company at the 2007 Annual Meeting.

The following table sets forth certain information with respect to the nominees and each director whose term does not expire in 2005. Except as otherwise indicated, each nominee and director has held his or her present principal occupation for the past five years.

Name	Age	Principal Occupation	Became Director
Nominees for Election to Serve until the 2006 Annual Meeting
Glen M. Kassan	61

Executive Vice President of Steel Partners, Ltd., a management and advisory company that provides management services to Steel Partners II, L.P., a private investment partnership, and its affiliates, and its predecessor (since June 2001), and Vice President of its predecessor (from October 1999 to May 2001); Vice President, Chief Financial Officer and Secretary of WebFinancial Corporation, a consumer and commercial lender (since June 2000); Vice Chairman of the Board of Directors of Caribbean Fertilizer Group Ltd., a private company engaged in the production and distribution of agricultural products in Puerto Rico and Jamaica (since June 2000); director (since January 2002) and President (since February 2002) of SL Industries, Inc., a designer and manufacturer of power electronics, power motion equipment, power protection equipment and teleprotector and specialized communication equipment.

			2002

Warren G. Lichtenstein	39

Chairman of the Board, Secretary and Managing Member of Steel Partners, L.L.C., the general partner of Steel Partners II, L.P. (since January 1996); President, Chief Executive Officer and a director of Steel Partners, Ltd. (since January 1999); director (currently Chairman of the Board) (since January 2002) and Chief Executive Officer (since February 2002) of SL Industries, Inc.; director of Layne Christensen Company, a provider of products and services for the water, mineral, construction and energy markets (since January 2004); director (since 1996) and Chief Executive Officer (since December 1997) of WebFinancial Corporation.

		2001
General Richard I. Neal (Retired)	62

Military consultant providing mentoring for military officers and staff (since September 1999), including serving as Senior Mentor for the U.S. Marine Corps’ Marine Air Ground Task Force Staff Training Program (since 2000); President of Audio MPEG, a company authorized to act as licensing agent on behalf of patent owners for products sold in the United States (since September 2001); Chief Executive Officer of IP Global, a company authorized to act as licensing agent on behalf of patent owners for products sold in the United States (from September 1998 to December 2001); consultant to several defense-related and technology companies (since 2000); Chief Integration Officer for Little Harbor Capital, a venture capital company (from 1998 to 2000); Assistant Commandant of the U.S. Marine Corps (from 1996 to 1998); Deputy Commander in Chief and Chief of Staff, United States Central Command (from 1994 to 1996); Commanding General, 2nd Marine Division (from 1993 to 1994).

		2004
Frederick M. Strader	51

President and Chief Executive Officer of the Company (since August 2003); President (since January 2003) and Chief Executive Officer (since August 2003) of AAI; Chief Operating Officer of AAI Corporation, a wholly-owned subsidiary of the Company (“AAI”) (January 2003 to August 2003); Executive Vice President of AAI and Vice President and General Manager of AAI’s Defense and Services businesses (May 2001 to December 2002); Vice President of United Defense LP, Armament Systems Division, a designer of large caliber armaments for the Navy, Army and Marine Corps. (1994 to April 2001).

Incumbent Directors Whose Terms of Office Expire in 2006
Thomas A. Corcoran	60

President of Corcoran Enterprises, LLC, a management consulting firm (since January 2001); Senior Advisor to the Carlyle Group, a private global investment firm (since January 2001); President and Chief Executive Officer of Gemini Air Cargo, Inc., a global air cargo company (January 2001 to March 2004); President and Chief Executive Officer of Allegheny Teledyne Incorporated, a specialty materials producer (October 1999 to December 2000); President and Chief Executive Officer of the Space and Strategic Missiles sector of Lockheed Martin Corporation, an advanced technology company (September 1998 to September 1999); President and Chief Operating Officer of the Electronics sector of Lockheed Martin (April 1995 to September 1998); President of the Electronics Group of Martin Marietta Corporation, a predecessor of Lockheed Martin (1993 to 1995); various management positions, including Vice President and General Manager, with the Aerospace segment of General Electric Company (1983 to 1993); Director of L-3 Communications Holdings, Inc., REMEC, Inc.; member of the Board of Trustees of Stevens Institute of Technology.

			2003
Robert F. Mehmel	42	Executive Vice President, Business Operations & Strategy of DRS Technologies, Inc., a defense electronic products and systems company (since 2001); Director, Corporate Development of Jabil Circuit, Inc., an electronic manufacturing services company (July 2000 to December 2000); Vice President, Planning of L-3 Communications Holdings, Inc. (April 1997 to July 2000).	2004

None of the directors or nominees is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, except as set forth above.

There are no family relationships between any nominee, director or executive officer of the Company.

Recommendation

The Board of Directors recommends that shareholders vote FOR the election of Messrs. Kassan, Lichtenstein, Strader and General Neal.

Corporate Governance

The role of the Board of Directors of the Company is to oversee the management of the Company and to represent the interests of all of the Company’s shareholders, including optimizing the financial returns and value of the Company over the long term. To satisfy this duty, the directors take a proactive, focused approach to their position and set standards to ensure that the Company is committed to business success through maintenance of the highest standards of responsibility and ethics. The key practices and procedures of the Board of Directors are outlined in the Company’s Corporate Governance Guidelines.

Code of Ethics, Corporate Governance Guidelines and Committee Charters.   The Company has adopted a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors (the “Code of Ethics”). The Code of Ethics is publicly available on the Company’s website at www.unitedindustrial.com. Amendments to the Code of Ethics and any grant of a waiver from a provision of the Code of Ethics requiring disclosure under applicable Securities and Exchange Commission (“SEC”) or New York Stock Exchange rules will be disclosed on the Company’s website. There were no amendments or waivers of the Code of Ethics during 2004. The Company’s Corporate Governance Guidelines and charters of its Board of Directors’ Audit Committee, Nominating and Corporate Governance Committee and Compensation and Stock Option Committee are also available on the Company’s website. Hard copies of these materials may also be requested by writing to the Company’s Investor Relations Department at United Industrial Corporation, 124 Industry Lane, Hunt Valley, Maryland 21030.

Non-Management Directors.   The Board of Directors has adopted a policy of regularly scheduled executive sessions where non-management directors meet independent of management. The Board of Directors currently consists entirely of non-management directors.   At least one executive session per year is to include only the independent non-management directors.  The presiding director at the executive sessions is Mr. Lichtenstein.

Shareholders of the Company may communicate their concerns to the non-management directors in accordance with the procedures set forth under “Shareholder Communications with Directors,” below.

Attendance at Meetings by Directors.   The Board of Directors of the Company had 21 meetings during 2004.  During 2004, each director attended 75 percent or more of the aggregate of (a) the total number of meetings of the Board of Directors held during the period when he was a director and (b) the total number of meetings held by all committees of the Board of Directors on which he served during the period when he was a member.

Each director is expected to attend the Company’s Annual Meetings of Shareholders.  Each director then in office and nominee for election, other than Joseph E. Schneider, whose term of office was expiring, attended the Company’s 2004 Annual Meeting of Shareholders.

Director Independence.   Under the New York Stock Exchange (“NYSE”) Corporate Governance Rules (the “NYSE Governance Rules”) that became effective for the Company on June 10, 2004, the date of the Company’s 2004 Annual Meeting of Shareholders, a majority of the Board of Directors (and each member of the Audit, Compensation and Nominating Committees) must be independent.  The Board of Directors may determine a director to be independent if the director has no disqualifying relationship as defined in the NYSE Governance Rules and if the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, shareholder, officer or employee of an organization that has a relationship with the Company.  Independence determinations are on an annual basis at the time the Board of Directors approves director nominees for inclusion in the annual proxy statement and, if a director joins the Board of Directors between annual meetings, at such time.

Pursuant to the requirements of the NYSE, the Board of Directors has adopted Corporate Governance Guidelines that meet or exceed the independence standards set forth in the NYSE Governance Rules.  Also, as part of the Company’s Corporate Governance Guidelines, the Board of Directors has adopted categorical standards to assist it in evaluating the independence of each of its directors.  The categorical standards are intended to assist the Board of Directors in determining whether certain relationships between its directors and the Company or its subsidiaries are “material relationships” for purposes of the NYSE Governance Rules.  The categorical standards establish thresholds for determining if relationships are deemed material.  The independence standards, including the categorical standards, employed by the Board of Directors in making its independence determinations are set forth in Appendix A to this proxy statement.

In March 2005, the independence of each director was reviewed by the Board of Directors, applying the independence standards set forth in the Company’s Corporate Governance Guidelines.  The review considered relationships and transactions, if any, between each director (and his or her immediate family and affiliates) and each of the Company and its management and the Company’s independent auditors.

Based on this review, the Board of Directors affirmatively determined that all of the nominees and directors continuing in office, with the exception of Mr. Strader, are independent as defined in the Company’s Corporate Governance Guidelines and the NYSE Governance Rules.  Mr. Strader, if elected, will be considered an inside director because of his position as Chief Executive Officer and President of the Company.

Shareholder Communications with Directors.   Shareholders who wish to communicate with the Board of Directors or with a particular director may send correspondence to the Chairman of the Board, United Industrial Corporation, P.O. Box 126, Hunt Valley, Maryland 21030-0126.  Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s).  The Company forwards all correspondence directly to the Board of Directors or the particular director(s), as applicable, and the Company does not use a screening process with respect to these communications.

Shareholder proposals or nominees for the Board of Directors must be made in accordance with the procedures set forth in the Company’s Bylaws and described under “Other Matters – Proposals of Shareholders” below and not the procedures set forth in the preceding paragraph.

Committee Interlocks and Insider Participation.   The current members of the Compensation and Stock Option Committee are Messrs. Corcoran and Lichtenstein and General Neal (Retired).  No member of the Company’s Compensation and Stock Option Committee is a current or former officer or employee of the Company.  There were no interlocks or insider participation between any member of the Board of Directors or the Compensation and Stock Option Committee and any member of the board of directors or compensation committee of another company.

Committees of the Board of Directors

The Company has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation and Stock Option Committee.  Each of these committees is described below.

Audit Committee

The Audit Committee consists of Mr. Kassan, who has chaired the committee since October 2003, Mr. Corcoran, who has been a member since October 2003, and Mr. Mehmel, who has been a member since April 2004, all of whom have been determined by the Board of Directors to be independent under the NYSE Governance Rules.  In addition, each committee member meets the independence requirements for audit committee membership under the rules of the Securities and Exchange Commission (the “SEC”).  The Audit Committee operates under a written charter adopted by the Board of Directors.  The Audit Committee reviewed and revised its charter in April 2004 to ensure its compliance with the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NYSE listing standards relating to corporate governance and audit committees.  The Audit Committee continues to review and reassess its charter on an annual basis.  The Board has determined that Mr. Kassan is an “audit committee financial expert” as defined under SEC rules.  The Audit Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors, and as part of its duties it appoints and discharges the independent auditors for the Company, approves any audit and non-audit services by the independent auditors, analyzes the reports of such auditors, and makes recommendations concerning these issues to the Board of Directors as it deems advisable.  The Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.  There were 12 Audit Committee meetings held in 2004.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) consists of Mr. Mehmel, who has chaired the committee since April 2004, Mr. Kassan and Mr. Lichtenstein, who have both been members since October 2003, and General Neal, who has been a member since June 2004, all of whom have been determined by the Board of Directors to be independent under the NYSE Governance Rules.  The Nominating Committee operates under a written charter adopted by the Board of Directors.  The Nominating Committee reviewed and revised its charter in April 2004 to ensure its compliance with the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NYSE listing standards relating to corporate governance and nominating committees.  The Nominating Committee continues to review and reassess its charter on an annual basis.  The Nominating Committee is responsible for overseeing the Company’s corporate governance and recommending to the Board of Directors corporate governance guidelines appropriate for the Company.  The Nominating Committee also considers and makes recommendations to the Company’s Board of Directors with respect to the size and composition of the Board of Directors and its committees and with respect to potential candidates for membership on the Board of Directors.  The Nominating Committee met three times in 2004.

In seeking to identify, recruit and recommend to the Board of Directors candidates for directorships, the Nominating Committee is guided by the principal that each director should:

•  be an individual of high character, integrity and ethical standards;

•  be accomplished in his or her respective field, with superior credentials and recognition;

•  have relevant expertise and experience upon which to be able to offer advice and guidance to management;

•  have sufficient time available and an expressed willingness to spend the time necessary to prepare for and attend meetings of the Board of Directors and, as applicable, participate in committee work;

•  be able to work with the other members of the Board of Directors, participate in committee work, as applicable, and contribute to the success of the Company; and

•  represent the long-term interests of the Company’s shareholders as a whole.

The Nominating Committee evaluates each nominee on his or her individual merits, including an assessment of a candidate’s judgment, experience, age and skills, including, among other things, an understanding of relevant technologies and experience with both domestic and international markets.  In screening candidates, the Nominating Committee also considers the composition of the Board of Directors as a whole, including whether the Board of Directors reflects the appropriate balance of independence, sound judgment, business specialization, and other desired qualities, as well as the criteria set forth in the Company’s Corporate Governance Guidelines or as otherwise established by the Board of Directors.

The Nominating Committee will consider candidates for nomination to the Board of Directors recommended by stockholders, provided that such recommendations are delivered to the Company, together with the information required to be filed in a proxy statement with the SEC regarding director nominees and each such nominee consents to serve as a director if elected, no later than the deadline for submission of stockholder proposals set forth in the section of this proxy statement entitled “Other Matters.”  The Nominating Committee’s policy is to consider nominations to the Board of Directors from stockholders who comply with the procedures set forth in the Company’s Bylaws relating to the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting of Stockholders, and to evaluate such nominees using the same criteria it uses to evaluate candidates recommended from Nominating Committee members, other directors and members of management.  Shareholders who wish to submit a recommendation to the Nominating Committee for consideration should refer to the procedures for submitting shareholder recommendations below under “Other Matters.”

Compensation and Stock Option Committee

The Compensation and Stock Option Committee (the “Compensation Committee”) consists of Mr. Corcoran, who has chaired the committee since October 2003, Mr. Lichtenstein, who has been a member since October 2003, and General Neal, who has been a member since June 2004, all of whom have been determined by the Board of Directors to be independent under the NYSE Governance Rules.  In addition, all of the members qualify as “non-employee” directors within the meaning of the rules of the SEC and “outside” directors within the meaning set forth under Section 162(m) of the Internal Revenue Code.  The Compensation Committee operates under a written charter adopted by the Board of Directors.  The Compensation Committee reviewed and revised its charter in April 2004 to ensure its compliance with the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NYSE listing standards relating to corporate governance and compensation committees.  The Compensation Committee continues to review and reassess its charter on an annual basis.  The Compensation Committee determines the compensation of the Company’s chief executive officer and makes recommendations to the Board of Directors regarding non-CEO executive and other management compensation.  The Compensation Committee met five times in 2004.

Compensation of Directors

During 2004, directors received $27,000 per year, and $1,250 for each meeting attended.  Mr. Kassan, Mr. Corcoran and Mr. Mehmel received a $5,000 fee as Chairman of the Audit Committee, the Compensation Committee and the Nominating Committee, respectively.  Each member of the Audit, Compensation and Nominating Committees receives $1,000 per meeting attended.

All current directors are eligible to participate in the medical plan available to the executive officers of the Company. Non-employee directors also participate in the Company's 1996 Stock Option Plan for Non-employee Directors, as amended (the "1996 Plan"). Pursuant to the 1996 Plan, each Eligible Director (as defined in the 1996 Plan) is granted options to purchase 15,000 shares of common stock upon his initial appointment to the Board of Directors, exercisable at the market price of the Company's common stock on the date of grant. The options granted under the 1996 Plan expire five years after the date of grant, except for those granted prior to April 2004, which expire ten years after the date of grant, and become exercisable (i) as to one-third of the total number of shares subject to the grant, on the date of grant (the "First Vesting Date"), (ii) as to an additional one-third of the total number of shares subject to the grant, on the date of the next annual shareholders' meeting after the First Vesting Date ("Second Vesting Date"), and (iii) as to the remaining one-third of the total number of shares subject to the grant, on the date of the next annual shareholders' meeting after the Second Vesting Date (the "Final Vesting Date"). On the date of the annual shareholders' meeting which takes place during the calendar year in which the first anniversary of the Final Vesting Date occurs, each Eligible Director is automatically granted options to purchase 15,000 shares of common stock, provided such grantee is an Eligible Director in office immediately following such annual meeting.

Executive Officers

The following table sets forth certain information concerning the executive officers of the Company (other than Mr. Strader, whose information is set forth above). Annual elections are held following the Annual Meeting of Shareholders to elect officers for the ensuing year. Interim elections are held as required.

Name	Position	Age
James H. Perry	Vice President (since May 1998), Chief Financial Officer (since October 1995) and Treasurer (since December 1994) of the Company; Chief Financial Officer and Treasurer (since July 2000) and Vice President (since 1997) of AAI.	43
Jonathan A. Greenberg	Vice President, General Counsel and Secretary of the Company and AAI (since September 2004); Senior Corporate Counsel, Manugistics, a supply chain technology company (May 2001 to August 2004); General Counsel and Vice President of Business Development, Unibex, Inc., an e-commerce software and technology firm (July 2000 to May 2001); Partner and Associate, Holland & Knight, LLP (September 1996 to July 2000); Associate, Davis, Scott, Weber & Edwards, P.C. (September 1993 to September 1996).	38
Stuart F. Gray	Treasurer of the Company (since April 2005); Director of Corporate Finance, Wm.T. Burnett & Co. and STX, a manufacturer of foam, fiber and sporting goods products (May 1996 to April 2005); Vice President, GMAC Mortgage Corporation, a mortgage finance company (1990 to 1996); Manager, General Motors Corporation Treasurer’s Office (1983 to 1990).	45
Robert W. Worthing	Former Vice President, General Counsel (July 1995 to August 2004) and Secretary (October 2003 to August 2004) of the Company; Former General Counsel of AAI (April 1992 to August 2004).	59

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended December 31, 2004, 2003 and 2002 of the chief executive officer and each of the other executive officers of the Company who were in office during fiscal year 2004 and whose annual compensation exceeded $100,000.

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year		Salary($)	Bonus($)	Other Annual Compensation ($)(1)	Securities Underlying Options		All Other Compensation($)(2)
Frederick M. Strader*	2004	(3)	381,720	305,000		30,000	(4)	17,631
President and Chief	2003		308,600	161,843		125,000		16,317
Executive Officer of the	2002		259,617	208,897		—		15,362
Company and AAI
James H. Perry	2004	(3)	295,639	192,084		—		26,334
Vice President, Chief	2003		271,901	86,524		7,500	(5)	24,456
Financial Officer and	2002		262,827	246,021		—		23,045
Treasurer of the
Company and AAI
Jonathan A. Greenberg	2004		79,813	53,598	35,717	25,000		1,154
Vice President, Secretary	2003		—	—		—		—
and General Counsel of	2002		—	—		—		—
the Company and AAI**
Robert W. Worthing	2004	(3)	202,018	131,888		—		523,310
Former Vice President,	2003		280,363	88,766		7,500	(5)	34,224
Secretary and General	2002		275,623	259,033		—		32,309
Counsel of the Company
and AAI***

*                     Mr. Strader became President and Chief Executive Officer of the Company on August 1, 2003. Prior to August 1, 2003, Mr. Strader served as the Chief Operating Officer of AAI and the Vice President and General Manager of AAI’s Defense Systems and Engineering Services units. Mr. Strader’s compensation in the Summary Compensation Table for 2002 consists of compensation paid to Mr. Strader in these capacities.

**               Mr. Greenberg became Vice President, General Counsel and Secretary of the Company on September 1, 2004.

***         Mr. Worthing resigned as Vice President, Secretary and General Counsel of the Company and AAI effective August 31, 2004.

(1)             The aggregate amount of other compensation represents perquisites that exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer.

(2)             All amounts under this heading represent employer match contributions made to the Company’s 401(k) plan and contributions to the Company’s Retirement Plan, except that the amount for Mr. Worthing in 2004 includes (i) $133,732 in severance payments that Mr. Worthing received in connection with his resignation as Vice President, General Counsel and Secretary of the Company, effective August 31, 2004, (ii) $288,977 that Mr. Worthing received for consulting services he provided to the Company following his resignation, and (iii) a $63,720 payment that Mr. Worthing received for vacation accruals through August 31, 2004.

(3)             The salary amounts for each of Messrs. Strader, Perry and Worthing for 2004 include amounts that were earned by such officers in 2003 but not paid to them until January 2004 as a result of the Company’s payroll schedule in 2003 and 2004.

(4)             The Compensation Committee granted these options on March 10, 2005 for work performed by Mr. Strader in 2004.

(5)             The Compensation Committee granted these options on February 27, 2004 for work performed by Messrs. Perry and Worthing in 2003.

Options Granted in 2004

The following table sets forth certain information concerning options granted during 2004 to each named executive officer.

Individual Grants
		% of Total				Potential Realizable
	Number of	Options				Value at Assumed
	Securities	Granted to				Annual Rates of Stock
	Underlying	Employees in	Exercise or			Price Appreciation for
	Options	Fiscal	Base Price	Expiration		Option Term
Name	Granted	Year	($/Share)	Date		5% ($)	10% ($)
Frederick M. Strader	—	—	—	—		—	—
James H. Perry	7,500 (1)	3.5%	17.43	February 27, 2014	(2)	82,212	208,342
Jonathan A. Greenberg	25,000 (1)	11.8%	29.75	September 1, 2009	(2)	205,484	454,067
Robert W. Worthing	7,500 (1)	3.5%	17.43	February 27, 2014	(2)	82,212	208,342

(1)          One-third of the options become exercisable the first anniversary of the date of grant, an additional one-third of the options become exercisable on the second anniversary of the date of grant, and the balance of the options become exercisable on the third anniversary of the date of grant.

(2)          Messrs. Perry’s and Worthing’s options were granted under the 1994 Stock Option Plan and expire ten years after the date of grant. Mr. Greenberg’s options were granted under the 2004 Stock Option Plan and expire five years after the date of grant.

Aggregate Option Exercises in 2004 and 2004 Option Values

Name	Shares Acquired on Exercise (#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable (E)/ Unexercisable (U)		Value of Unexercised In-the- Money Options at Fiscal Year End Exercisable (E)/ Unexercisable(U)
Frederick M. Strader	20,000	78,800	148,333	(E)	3,389,809	(E)
			46,667	(U)	1,014,291	(U)
James H. Perry	9,000	114,600	96,667	(E)	2,705,723	(E)
			10,833	(U)	225,452	(U)
Jonathan A. Greenberg	—	—	—	(E)	—	(E)
			25,000	(U)	224,750	(U)
Robert W. Worthing	17,800	478,962	81,867	(E)	2,266,621	(E)
			10,833	(U)	225,452	(U)

Employment Agreements and Related Transactions

Mr. Strader serves as President and Chief Executive Officer of the Company and AAI pursuant to an employment agreement dated June 18, 2003, that provides for a salary at the annual rate of $340,000 and participation in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company or AAI. The employment agreement was effective as of August 1, 2003 for an initial term of one year, subject to automatic renewal for up to two (2) additional one (1) year terms unless either party gives notice of non-renewal to the other at least 60 days prior to the end of the initial term or any renewal term. The employment agreement was automatically renewed for a one-year term expiring on August 1, 2005. The employment agreement may be terminated prior thereto by the Company for cause or by Mr. Strader with good reason. Pursuant to the employment agreement, Mr. Strader is eligible to participate in the Company’s Management Incentive Plan, with a targeted incentive award of 50% of his base salary and a maximum award equal to 200% of the targeted amount. On August 1, 2003, in accordance with his employment agreement, Mr. Strader received an option to acquire 125,000 shares of the Company’s common stock pursuant to the terms of the 1994 Stock Option Plan, at $16.76 per share, the fair market value of the common stock as of the date of the grant. One-third of the stock options vested immediately on August 1, 2003, one-third vested on August 1, 2004, and the remaining one-third shall vest on August 1, 2005. If the Company terminates the employment of Mr. Strader without cause (as defined in the employment agreement) or Mr. Strader terminates his employment for good reason (as defined in the employment agreement), Mr. Strader will be entitled to (a) 150% of his annualized base salary, plus (b) an incentive compensation award equal to 50% of the amount specified in (a) above, payable over a period of 18 months following the termination date of the employment agreement (or, at Mr. Strader’s option following a change of control, a lump sum). Pursuant to the employment agreement, Mr. Strader will be entitled to receive on the closing date of a change of control of the Company (as defined in the employment agreement) an amount equal to 50% of his base salary.

Prior to its expiration on February 28, 2004, Mr. Perry was employed by the Company pursuant to an employment agreement, amended as of January 2, 2003, that provided for a salary at the annual rate of $200,720, adjusted as of January 1, 2002 to $262,600, and participation in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company (and at least equal to those provided to Mr. Perry in 2002). Since the expiration of his employment agreement with the Company, Mr. Perry has continued as an executive officer of the Company on an at-will basis. Pursuant to provisions of the employment agreement that survived its expiration, Mr. Perry is eligible to receive discretionary salary increases and to participate in the Company’s Management Incentive Plan, with a targeted incentive award of 45% of his base salary and a maximum award equal to 200% of the targeted amount. Pursuant to these continuing provisions, if the Company terminates the employment of Mr. Perry without cause (as defined in the employment agreement), or if Mr. Perry terminates his employment for good reason (as defined in the employment agreement), Mr. Perry will also be entitled to (a) 150% of his annualized base salary, plus (b) an incentive compensation award equal to 35% of the amount specified in (a) above, payable over a period of 18 months following cessation of employment. The benefits and severance provisions also survived the expiration of the employment agreement. Pursuant to an agreement dated as of April 10, 2002, Mr. Perry is entitled to receive on the closing date of a change of control of the Company (as defined in the agreement) an amount equal to 50% of his base salary.

Mr. Greenberg commenced employment with the Company on September 1, 2004, pursuant to an employment agreement dated August 17, 2004 that provides for a salary at the annual rate of $250,016. Under the employment agreement, Mr. Greenberg received options under the Company’s 2004 Stock Option Plan exercisable for up to 25,000 shares of the Company’s common stock, at $29.75 per share, the fair market value of the common stock as of September 1, 2004, the date of grant. These options become exercisable in thirds on the first, second and third anniversaries of the date of grant. The employment agreement also entitles Mr. Greenberg to participate in the Company’s Management Incentive Plan, with a targeted incentive award of 40% of his base salary and a maximum award equal to 200% of the targeted amount, and with any such award for 2004 to be appropriately pro rated. Mr. Greenberg is also entitled to participate in all other benefit plans generally available to the senior management of the Company. If the Company terminates the employment of Mr. Greenberg without cause (as defined in the employment agreement) or Mr. Greenberg resigns for good reason (as defined in the employment agreement) within six months of a change of control (as defined in the Company’s 2004 Stock Option Plan), Mr. Greenberg is entitled to continuation of his then current salary and benefits (minus applicable withholdings and deductions) for a period of twelve months.

Following the expiration of his employment agreement with the Company on February 28, 2004, Mr. Worthing continued as an executive officer of the Company on an at-will basis until August 31, 2004, with an annual salary of $281,798. Effective August 31, 2004, Mr. Worthing resigned as Vice President, General Counsel and Secretary of the Corporation and AAI. Pursuant to terms of his previous employment agreement that survived its expiration, Mr. Worthing will receive severance payments totaling $600,230, which amount represents 150% of his annualized base salary, plus an incentive compensation award equal to 42% of his annualized base salary, payable over a period of 18 months following cessation of his employment. As of December 31, 2004, Mr. Worthing had received $133,732 of this amount. Mr. Worthing is also entitled to continue to participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee plans, generally made available to executive officers of the Company (and at least equal to those provided to Mr. Worthing in 2002). Following his resignation, the Company also retained Mr. Worthing as a consultant on certain on-going matters for which he received payments totaling $288,977 in 2004.

Retirement Benefits

All employees of the Company and its subsidiaries are eligible to participate in the Company’s Retirement Plan, a cash balance plan (the “Retirement Plan”), upon commencement of employment. In accordance with the Retirement Plan, a participant’s accrued benefit includes the actuarial equivalent of the participant’s accrued benefit under the applicable predecessor defined benefit plan as of December 31, 1994 plus annual allocations based upon a percentage of salary and interest earned on such participant’s account thereafter. The Retirement Plan also has options for early retirement and alternative forms of payment, including lump sum benefits and benefits for surviving spouses. The estimated annual benefit to be provided by the Company’s Retirement Plan and payable to Messrs. Greenberg, Perry, Strader and Worthing, commencing at normal retirement age, are $0, $29,783, $6,897, and $26,158, respectively.

Management Incentive Plan

On March 10, 2005, the Board of Directors approved payments of $305,000, $192,084 and $53,598 to Messrs. Strader, Perry and Greenberg, respectively, pursuant to the Company’s Management Incentive Plan (“MIP”) for the year ended December 31, 2004.

The MIP is a variable cash-based incentive plan designed to focus management’s attention on performance factors important to the continued success of each business unit and the Company overall. The MIP was adopted, as a successor to the Company’s Performance Sharing Plan, and became effective as of January 1, 2004, and will continue in effect unless or until terminated by the Board of Directors. The MIP is administered by each subsidiary of the Company, after approval by the Company.

Participants in the MIP are senior managers in a position to significantly affect the performance of their business unit who are selected to participate. These are generally managers with responsibility across an entire business unit (i.e., headquarter executives, product line and other general program managers, and selected functional managers). Base salary for such employees is established using competitive comparisons. The target incentive compensation, a percent of base salary, is similarly determined, thus ensuring the competitiveness of the Company’s total target compensation.

Annual incentive awards may range from zero to 200% of the target incentive compensation. The target incentive percent varies from 10% to 50% of the participant’s base salary, depending on the participant’s salary grade. The target incentive compensation is based upon a combination of individual performance and business performance. The weighting of these factors can vary from one business unit to another, reflecting the relative importance of business to individual performance for that business unit during any year.

The business performance is based upon financial performance measures that are important to the business unit. Budgets, as well as past and expected future performance results, are criteria used in setting business performance targets. The business performance objectives for all participants are reviewed and approved by the Company’s chief executive officer.

The individual performance objectives are important personal objectives directly related to the participant’s major responsibilities. For example, those objectives could include such areas as market and/or customer share improvement; cost improvements; product development; pricing; inventory levels; introduction or improvement of products, processes or systems; health, safety and environmental performance; or management development. The individual performance objectives for all participants are mutually agreed to by the participant and his or her manager.

To determine an employee’s incentive compensation, both performance factors are rated and weighted according to the predetermined split. The two results are totaled and multiplied by the participant’s base salary to determine the incentive compensation. If the requisite performance objectives are not realized, no incentive compensation is paid to the participant.

The business and individual performance objectives for the Company’s chief executive officer, Frederick Strader, are reviewed and approved by the Compensation Committee of the Board of Directors of the Company. For the year ended December 31, 2004, the business and individual performance objectives for each of Messrs. Strader, Perry and Greenberg were either met or exceeded.

Compensation and Stock Option Committee Report

The following report of the Compensation Committee shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

Under its charter, the Compensation Committee is responsible for assisting the Board of Directors in overseeing the Company’s management compensation philosophy and policies, including determining and approving the compensation of the Company’s chief executive officer, determining and recommending to the Board of Directors appropriate compensation levels for the Company’s other executive officers, evaluating officer and director compensation plans, policies and programs, and reviewing equity compensation programs for employees and exercising discretion in the administration of such programs.

The Compensation Committee is composed of three independent members of the Board of Directors. The Compensation Committee consists of Messrs. Corcoran (who serves as Chairman) and Lichtenstein and General Neal.

Compensation Philosophy.   The programs adopted by the Compensation Committee are intended to link compensation to the Company’s financial performance and to growth in shareholder value. The Company’s compensation program applicable to all of its executive officers is based on three primary elements:

•       base salary compensation;

•       annual cash incentive compensation; and

•       long-term incentive compensation.

Base Salary Compensation.   The base salaries for the executive officers are determined based upon the responsibilities of the position, the experience level and performance of the individual and the competitive conditions within the industry. The Company and the Compensation Committee consider the compensation paid to executive employees of other companies in the defense industry and related industries from both a national and geographic perspective. These companies represent a broader group than the peer group of publicly-traded defense companies used for comparison of the five-year cumulative returns under “Performance Graph,” below. When adjusting base salaries for individual executive officers in 2005, the committee considered the financial performance of the Company in 2004, the performance of the individual executive officer, any changed duties and responsibilities and the base salaries paid to individuals in comparable positions in other companies.

Annual Incentive Compensation.   The Compensation Committee recommends to the Board of Directors yearly incentive awards for executive officers and other key employees annually pursuant to the Company’s MIP. The Compensation Committee establishes a financial pool based upon the extent to which the Company and/or subsidiary meets or exceeds performance against performance measures set for each respective unit. These measures generally include, but are not limited to, return on investment, profit, cash flow and quality improvement. Awards for individuals generally are based on a combination of business unit and individual performance. Participants are assigned a target award percentage (stated as a percentage of base salary) reflecting his or her level of responsibility. If a certain threshold is not realized, the incentive is not paid.

Long-Term Incentive Compensation.   Both the Company’s management and the Compensation Committee believe that significant stock ownership in the Company links the economic interests of shareholders and management and is, therefore, a major incentive for management. The Company’s long-term incentive plan is designed to provide the recipient with a proprietary interest in the growth and performance of the Company and the value of its shares.

The Compensation Committee administers grants of stock options to executive officers and other key employees. Prior to March 11, 2004, the Compensation Committee granted stock options to executive offices and other key employees under the Company’s 1994 Stock Option Plan, which plan was approved by shareholders. On March 11, 2004, the 1994 Stock Option Plan terminated in accordance with its ten-year term. The 1994 Stock Option Plan permitted grants for up to 2,700,000 shares of common stock. Under the 1994 Stock Option Plan, the Compensation Committee granted options for 2,689,016 shares (net of forfeitures) to 114 key employees, including Messrs. Perry, Strader and Worthing.

In 2004, the Board of Directors, upon recommendation of the Compensation Committee, adopted the 2004 Stock Option Plan (the “2004 Stock Option Plan”) and the shareholders approved the 2004 Stock Option Plan at the 2004 Annual Meeting. The 2004 Stock Option Plan is substantially the same as the 1994 Stock Option Plan except that the 2004 Stock Option Plan expires on April 8, 2014, options granted under the 2004 Stock Option Plan terminate five years after the date of grant, and the number of shares available for issuance pursuant to awards thereunder is 600,000. Under the 2004 Stock Option Plan, the Compensation Committee granted options for 204,000 shares to 51 key employees, including Messrs. Gray, Greenberg and Strader. The Compensation Committee determines the size of any option grant under the 2004 Stock Option Plan based upon the Compensation Committee’s perceived value of the grant to motivate and retain the individual executive, the level of long-term incentive practices within comparable companies and the individual executive’s responsibilities and overall performance.

All options granted under each of the 1994 Stock Option Plan and the 2004 Stock Option Plan were granted generally at fair market value and generally become exercisable in equal installments over three years.

Chief Executive Officer Compensation.   Effective as of August 1, 2003, Mr. Strader was appointed President and Chief Executive Officer of the Company. Pursuant to his employment agreement, Mr. Strader was eligible for an annual incentive award of up to 100% of his base salary (or such greater amount as the Board may determine) pursuant to the MIP. At its meeting on March 4, 2005, the Compensation Committee reviewed the performance of the Company and Mr. Strader relative to financial and strategic goals established for 2004, and determined that he had earned an incentive compensation bonus of $305,000 for 2004. In September 2004, the Compensation Committee increased Mr. Strader’s annual salary from $340,018 to $400,000. The Compensation Committee believes that this rate of annual salary and incentive compensation opportunity is consistent with Mr. Strader’s job performance the prevailing competitive marketplace for similarly experienced executives at similar companies based on information provided by an independent outside compensation consultant.

Pursuant to Mr. Strader’s employment agreement, he received an option grant of 125,000 shares of the Company’s common stock pursuant to the terms of the 1994 Stock Option Plan, at $16.76 per share, an exercise price equal to the fair market value of the common stock as of the date of the grant. One-third of the stock options vested immediately on August 1, 2003, another one-third vested on August 1, 2004, and the final one-third will vest on August 1, 2005. At its meeting on March 10, 2005, the Compensation Committee granted Mr. Strader an option to purchase an additional 30,000 shares of the Company’s common stock pursuant to the terms of the 2004 Stock Option Plan, at $32.79 per share. These options become exercisable in thirds on the first, second and third anniversaries of the date of grant so that the shares will be fully vested on March 10, 2008.

Tax Deductibility of Compensation.   With certain exceptions, Section 162(m) of the Internal Revenue Code of 1984, as amended (the “Code”) limits the Company’s deduction for compensation paid (in any form, including compensation treated as paid through the 1994 Stock Option Plan and the 2004 Stock Option Plan) to certain executive officers in excess of $1 million per executive per taxable year. One exception to this limit on deductibility applies to certain performance-based compensation, provided that such compensation has been approved by shareholders in a separate vote and certain other requirements are met. The 1994 Stock Option Plan was amended by the shareholders in 1998, 1999 and 2003 to qualify stock options under the 1994 Stock Option Plan as Section 162(m) performance-based compensation and the 2004 Stock Option Plan was approved by the shareholders in 2004 to provide the Company with the ability to continue to grant stock options that will be treated as performance-based compensation under Section 162(m) of the Code.

Compensation and Stock Option Committee
Thomas A. Corcoran, Chairman
Warren G. Lichtenstein
General Richard I. Neal (Retired)

PROPOSAL II: RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has appointed KPMG LLP (“KPMG”) independent auditors, to audit the Company’s consolidated financial statements for the year ending December 31, 2005. It is proposed that the shareholders ratify the appointment of KPMG as independent auditors of the Company for the year ending December 31, 2005. KPMG has been the independent auditors of the Company since March 2004. It is expected that a representative of KPMG will be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. If the shareholders do not ratify the appointment of KPMG, the Audit Committee will reconsider its appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different auditing firm at any time during the year if the Audit Committee believes such change is in the best interests of the Company and the shareholders.

Recommendation

The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of KPMG as independent auditors of the Company for the year ending December 31, 2005. A favorable vote of a majority of the votes cast is required to approve this proposal.

Fees for 2004 and 2003

The table below sets forth the aggregate fees paid by the Company for audit, audit-related, tax and other services provided by KPMG during the fiscal year ended December 31, 2004.

2004
Audit fees	$264,140
Audit-related fees	$279,572
Tax fees	$55,000
All other fees	$224,216
Total	$822,928

Audit fees included fees for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q. Audit fees also included fees for statutory audits of certain subsidiaries and services that were provided in connection with other statutory and regulatory filings or engagements, including consents related to SEC filings.

Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. These services included accounting consultations regarding the application of generally accepted accounting principles related to proposed or actual transactions impacting the Company’s financial statements and advice, consultations and audits in connection with the implementation of Section 404 of the Sarbanes-Oxley Act of 2002.

Tax fees consisted of fees for consultations with respect to research and development tax credits.

Other fees were related to the issuance of the Company’s 3.75% Convertible Notes, due 2024, the filing and maintenance of the effectiveness of a Registration Statement on Form S-3 filed with the SEC relating to the resale of the notes and underlying shares of common stock by the holders thereof, and potential acquisitions.

The table below sets forth the aggregate fees paid by the Company for audit, audit-related, tax and other services provided by Ernst & Young LLP (“Ernst & Young”), the Company’s independent auditors during the fiscal year ended December 31, 2003.

2003
Audit fees	$550,000
Audit-related fees	$61,900
Tax fees	$642,803
All other fees	—
Total	$1,254,703

Audit fees included fees for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q. Audit fees also included fees for statutory audits of certain subsidiaries and services that were provided in connection with other statutory and regulatory filings or engagements, including consents related to SEC filings.

Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. These services included audits of employee benefit plans and audits of certain unconsolidated subsidiaries; accounting consultations regarding the application of generally accepted accounting principles related to proposed or actual transactions impacting the Company’s financial statements; and advice and consultations in connection with the implementation of Section 404 of the Sarbanes-Oxley Act of 2002.

Tax fees consisted of fees for the preparation and/or review of, and consultations with respect to, federal, state, local and international taxes and tax returns.

Policy on Audit Committee Pre-Approval of
Audit and Non-Audit Services Performed
by the Independent Auditors

The Audit Committee has adopted a policy for pre-approval of audit and non-audit services to be provided to the Company by any independent public or certified public accountant. Unless the type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. Pursuant to this policy, the Audit Committee will approve the provision by the Company’s independent auditors of only those non-audit services deemed permissible under the federal securities laws and any applicable rule or regulation of the SEC and/or the Public Company Accounting Oversight Board. The Audit Committee may delegate to its Chairman the authority to pre-approve otherwise permissible non-audit services, provided that any decision made pursuant to such delegation must be presented to the full Audit Committee for informational purposes at its next scheduled meeting. During 2004, all services by KPMG were pre-approved by the Audit Committee in accordance with this policy.

Change in Accountants

Based on a decision of the Company’s Audit Committee, on April 5, 2004, the Company engaged KPMG as the Company’s independent accountants to audit the Company’s consolidated financial statements for the year ended December 31, 2004. Ernst & Young LLP (“Ernst & Young”), who had been engaged as the Company’s principal independent accountants since 1962, was dismissed on such date.

Ernst & Young’s reports on the Company’s consolidated financial statements during the two-year period ended December 31, 2003 did not contain an adverse opinion or disclaimer, nor were such reports qualified or modified as to uncertainty, audit, scope or accounting principles. In addition, during the two-year period ended December 31, 2003, and the subsequent interim period preceding the dismissal of Ernst & Young, the Company did not have any disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

During the two-year period ended December 31, 2003, and the subsequent interim period preceding the dismissal of Ernst & Young, there were no “reportable events” requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K. “Reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Item 304 of Regulation S-K.

During the two-year period ended December 31, 2003, and the subsequent interim period prior to KPMG’s engagement, neither the Company nor anyone on its behalf consulted KPMG regarding either the application of accounting principles to a specified transaction, whether completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, nor has KPMG provided to the Company a written report or oral advice regarding such principles or audit opinion.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2004. The information in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee is responsible for assisting the Board of Directors in overseeing (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualification and independence of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and (iv) performance of the Company’s internal audit function and independent auditor.

The Audit Committee is composed of three independent members of the Board of Directors. The Audit Committee consists of Messrs. Kassan (who serves as Chairman), Corcoran and Mehmel.

The Audit Committee has reviewed and discussed the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 with the Company’s management and the Company’s independent auditors, KPMG. The Company’s management is responsible for the financial statements and the reporting process, including the system of internal controls over financial reporting. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Further, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors the auditors’ independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

Audit Committee
Glen M. Kassan, Chairman
Thomas A. Corcoran
Robert F. Mehmel

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and any persons who own more than ten percent of the Company’s common stock to file reports of initial ownership of the Company’s common stock and subsequent changes in that ownership with the SEC. Such persons are also required pursuant to the rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5s were required, the Company believes that during 2004 all Section 16(a) filing requirements were complied with, except that Messrs. Perry and Worthing filed late reports for separate single transactions during 2004.

PERFORMANCE GRAPH

The following Performance Graph shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

The graph below compares the total returns which an investor would have earned assuming the investment of $100 on December 31, 1999 in the Company’s common stock, the Russell 2000 Value Index (“Russell 2000”) and a constructed peer group index. The constructed peer group consists of Cubic Corporation, EDO Corporation, Sparton Corporation, DRS Technologies, Inc. and Engineered Support Systems, Inc. The constructed peer group index has been weighted in accordance with the stock market capitalization of each of the component corporations.

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in the Company’s common stock, Russell 2000 Value, and Peer Group.

*Cumulative total return assumes reinvestment of dividends.

[Source: Russell/Mellon Analytical Services]

OTHER MATTERS

The Board of Directors knows of no business to come before the meeting other than as stated in the notice of annual meeting of shareholders. Should any business other than that set forth in the notice properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their judgment on such matters.

Proposals of Shareholders

Any proposals which shareholders intend to present for a vote of shareholders at the 2006 Annual Meeting of Shareholders and which such shareholders desire to have included in the Company’s proxy statement and proxy relating to that meeting must be sent to the Company’s principal executive offices, marked to the attention of the Secretary of the Company, and be received by the Company at such offices on or before December 23, 2005, which date is 120 calendar days prior to the anniversary of the date of this proxy statement.

In addition, the Company's Bylaws provide for the content and timing of notice, which shareholders must provide the Company’s Secretary for the nomination of directors or other proposals to be presented at a shareholders meeting. Pursuant to these provisions, a shareholder’s notice of nomination must be delivered to or mailed to and received by the Secretary of the Company (i) with respect to an election to be held at an annual meeting of shareholders, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of shareholders (or, if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after such anniversary date, not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made); and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be selected at such meeting. Pursuant to these provisions, a shareholder’s proposal must be delivered to or mailed and received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meting is advanced more than 30 days or delayed more than 60 days after such anniversary date, the shareholder’s proposal to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. A copy of the pertinent Bylaw provision, which sets forth additional requirements with respect to such notice, is available on request to the Secretary of the Company at the address set forth above.

Procedures for Recommending Director Candidates to the Nominating and Corporate Governance Committee

Shareholders of the Company wishing to recommend director candidates to the Nominating and Corporate Governance Committee must submit their recommendations to the Nominating and Corporate Governance Committee, c/o Chairman, Nominating and Corporate Governance Committee, United Industrial Corporation, 124 Industry Lane, Hunt Valley, Maryland 21030. Submissions should include:

•       the name and address of the shareholder who intends to make the nomination, of all persons or entities acting in concert with the shareholder, and of the person or persons to be nominated;

•       a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•       a description of all arrangements or understandings between the shareholder and each nominee and any other person or entities acting in concert with the shareholder (naming such person or entities) pursuant to which the nomination or nominations are to be made by the shareholder;

•       such other information regarding each nominee proposed by the shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated by the Board of Directors;

•       the class and number of shares of the Company that are beneficially owned by the shareholder and all persons or entities acting in concert with the shareholder; and

•       the consent of each nominee to being named in a proxy statement as nominee and to serve as a director of the Company if so elected.

You should rely only on the information contained in this proxy statement to vote on the election of directors and the ratification of KPMG as our independent auditor for fiscal year 2005. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 18, 2005. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and neither the mailing of this proxy statement to stockholders nor the election of the nominees described herein will create any implication to the contrary.

April 18, 2005	By Order of the Board of Directors
Jonathan A. Greenberg
Secretary

Appendix A

Definition of Independence (excerpted from the Company’s Corporate Governance Guidelines, the full text of which is available on the Company’s website at www.unitedindustrial.com )

A.    Because it is not possible to anticipate or explicitly provide for all potential conflicts of interest that may affect independence, the Board is responsible for making an affirmative determination that each “independent director” has no material relationship with the Company (other than as a director), either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. These determinations will be made annually by the Board prior to the directors standing for re-election to the Board. The Board will consider all relevant facts and circumstances in making a determination of independence. In particular, when assessing the materiality of a director’s relationship with the Company, the Board shall consider the issue not merely from the standpoint of the director, but also from persons or organizations with which the director has an affiliation.

B.     In accordance with the rules of the New York Stock Exchange, a director will not be independent if, within the preceding three years, any of the following relationships exist:

(i)             the director is, or has been an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company;

(ii)            the director has received, or has an immediate family member who has received, during any twelve-month period more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)          the director or an immediate family member was a partner of a firm that is the Company’s internal or external auditor;

(iv)           the director is a current employee of a firm that is the Company’s internal or external auditor;

(v)            the director has an immediate family member who was a current employee of a firm that is the Company’s internal or external auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;

(vi)           the director or an immediate family member was a partner or employee of a firm that is the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

(vii)          the director or an immediate family member was employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

(viii)        the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

C.     Audit Committee members may not have any direct or indirect financial relationship with the Company other than as directors, and may not be affiliated persons of the Company. Audit Committee members may receive directors’ fees, in the form of cash, stock, stock units, stock options or other in-kind consideration ordinarily available to directors, and fixed amounts of compensation for prior service with the Company.

D.    The Board has established the following additional categorical standards to assist it in determining what constitutes a material relationship:

(i)             if the types of relationships identified in paragraph B above occurred more than three but less than five years ago, the Board will consider whether a material relationship exists;

(ii)            if the types of relationships identified in paragraph B above occurred more than five years ago, it will not be considered a material relationship that would impair a director’s independence;

(ii)            if a relationship of the type described in paragraph B(ii) above exists and the amount involved is less than $100,000, it will not be considered a material relationship that would impair a director’s independence;

(iii)          the following relationships will not be considered material relationships that would impair a director’s independence: (i) the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of a company that does business with the Company and the annual sales to, or purchases from, the Company are less than 1% of the annual revenues of such other company; (ii) the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of a company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of such other company; and (iii) the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of a charitable organization, and the Company’s charitable contributions to the organization in the prior fiscal year are less than the greater of $500,000 or 1% of that organization’s total annual charitable receipts.

For relationships that exceed the thresholds set forth above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who are independent.

Direct or indirect ownership of stock of the Company by a director who is otherwise independent will not impair a director’s independence.

E.     To the extent required by law or the rules of the New York Stock Exchange, the Company would explain in its proxy statement the basis for any Board determination that a director was independent despite the fact that he or she did not meet or fit within the categorical standards for a material relationship set forth in paragraph D above.

F.     For purposes of this section, references to (i) the “Company” means the Company and its consolidated subsidiaries and (ii) an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

A-2

Proxy

United Industrial Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proxy for the Annual Meeting of Shareholders – May 24, 2005

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 24, 2005, the undersigned appoints Warren G. Lichtenstein and Frederick M. Strader, or either of them, with full power of substitution, to attend the Annual Meeting of Shareholders of United Industrial Corporation (the “Company”) on May 24, 2005 (the “Annual Meeting”), and any adjournments or postponements thereof, on behalf of the undersigned and to vote all shares that the undersigned would be entitled to vote and to take all actions that the undersigned would be entitled to take if personally present at the Annual Meeting upon the matters set forth below and described more fully in the Company’s Notice of Annual Meeting of Shareholders and its Proxy Statement for the Annual Meeting, receipt of which is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein.  If this proxy is executed but no direction is indicated, this proxy will be voted FOR the election of each nominee for director, FOR the ratification of KPMG LLP as our independent auditor and in the discretion of proxy holder on any other matter that may come before the Annual Meeting or any adjournment or postponement thereof.  The individuals named above are authorized to vote in their discretion on any other matters that properly come before the meeting, if no instruction to the contrary is indicated.  The undersigned hereby revokes any proxy heretofore given with respect to the Annual Meeting.

Should the undersigned have an account in the Company’s 401(k) Retirement Savings Plan, this proxy represents the number of the Company’s shares allocable to the account, as well as other shares registered in the undersigned's name.  As a participant in the Company’s 401(k) Retirement Savings Plan, the undersigned has the right to direct Fidelity Management Trust Company (“Fidelity”) regarding how to vote the shares of the Company attributable to the account at the Annual Meeting.  Voting directions will be tabulated confidentially.  Only Fidelity and its affiliates or agents will have access to individual voting direction.  Unless otherwise required by law, the shares attributable to the account will be voted as directed; if no direction is made, if this proxy is not signed, or if this proxy is not received by May 20, 2005, the shares attributable to the account will not be voted.

(To be signed on the reverse side.)

SEE REVERSE
SIDE

Please mark your
☒	votes as in this example.

Vote on Directors
1.	To elect four directors			FOR	WITHHOLD AUTHORITY	FOR ALL EXCEPT
	NOMINEES:	01)	Glen M. Kassan	☐	☐	☐

		02)	Warren G. Lichtenstein	☐	☐	☐

		03)	General Richard I. Neal (Retired)	☐	☐	☐

		04)	Frederick M. Strader	☐	☐	☐

To withhold authority to vote mark "For All Except" and write the nominee's number on the line below.

Vote on Proposals
2.	To consider and act upon a proposal to ratify the appointment of KPMG LLP as independent auditors of the Company for the year ending December 31, 2005			FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, to act upon such other matters as may properly come before the meeting or any adjournment thereof

PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY

NOTE:            Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer.

Signature	Date	Signature (Joint Owner)	Date